EXHIBIT 24.4

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-53285) of our report dated March 5, 1997 appearing on page F-3 of Industrial Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and also appearing on page F-3 of Industrial Holdings, Inc.'s Current Report on Form 8-K dated November 18, 1998.



PricewaterhouseCoopers, L.L.P.

Houston, Texas
November 17, 1998

                                     Ex-5